Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 in his capacity of Executive Vice President and Principal Financial Officer of Santa Lucia Bancorp (the “Company”) that, to my knowledge, (a) the Quarterly Report of the Company on Form 10-Q/A for the period ended March 31, 2010 fully complies with the requirements of Section 13(a) and 15(a) of the Securities Exchange Act of 1934 and (b) that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date:	September 13, 2010

/s/ Margaret A. Torres

Margaret A. Torres
Executive Vice President and Chief Financial Officer
Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Santa Lucia Bancorp, and will be retained by Santa Lucia Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.